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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vascular Solutions, Inc. Stock Option and Stock Award Plan and the Vascular Solutions, Inc. Employee Stock Purchase Plan of our report dated January 12, 2000 with respect to the financial statements of Vascular Solutions, Inc. included in the Registration Statement (Form S-1 No. 333-84089), filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP



Minneapolis, Minnesota
January 22, 2001